Exhibit 99.2

             Investor Presentation  Winter 2021

 Disclaimer and Risk Factors  2  This investor presentation (“Presentation”) contemplates a business combination (the “Business Combination”) involving ZeroFox, Inc. and its subsidiaries (“ZeroFox”), a wholly-owned subsidiary of L&F Acquisition Corp. (“L&F”) or its affiliate and ID Experts Holdings, Inc. and its subsidiaries (“IDX” and, together with ZeroFox, the “Company”).No Offer or SolicitationThis Presentation is for informational purposes only and is neither an offer to sell or purchase, nor a solicitation of an offer to sell, buy or subscribe for any securities, nor is it a solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Forward-Looking Statements Certain statements in this Presentation are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Presentation, the words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the inability of the parties to complete the transactions contemplated by the definitive agreement relating to the Business Combination; the outcome of any legal proceedings that may be instituted against L&F, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of L&F, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; the Company’s estimates of expenses and profitability; expectations with respect to future operating and financial performance and growth, including the timing of the completion of the proposed Business Combination; ZeroFox and IDX’s ability to execute on their business plans and strategy; the ability to meet the listing standards of the listing exchange on which the Company will be listed following the consummation of the transactions completed by the Business Combination; and other risks and uncertainties described from time to time in filings with the U.S. Securities and Exchange Commission.Readers are cautioned not to place undue reliance upon any forward-looking statements, which only speak as of the date made. L&F, ZeroFox and IDX expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of L&F, ZeroFox or IDX with respect thereto or any change in events, conditions or circumstances on which any statement is based. Non-GAAP Financial Measures This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, Pro Forma Revenue, Pro Forma Gross Margin and Free Cash Flow and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to footnotes where presented on each page of this Presentation or to the appendix found at the end of this Presentation for a reconciliation of these measures to what the Company believes are the most directly comparable measure evaluated in accordance with GAAP.This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

 Disclaimer and Risk Factors (Cont.)  3  Use of ProjectionsThis Presentation contains financial forecasts with respect to the Company’s projected financial results. The Company's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the unaudited financial projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These unaudited financial projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information.Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information are material or will be achieved.Industry and Market DataThe information contained herein also includes information provided by third parties. None of L&F, ZeroFox nor IDX or their respective affiliates and any third parties that provide information to L&F, ZeroFox or IDX guarantee the accuracy, completeness, timeliness or availability of any information. None of L&F, ZeroFox nor IDX or their respective affiliates are responsible for any errors or omissions (negligence or otherwise), regardless of the cause, or the results obtained from the use of such content.None of L&F, ZeroFox nor IDX or their respective affiliates give an express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein.TrademarksThis Presentation contains trademarks, service marks, trade names and copyrights of the Company and other companies, which are the property of their respective owners.Additional InformationA full description of the terms of the Business Combination will be provided in a proxy statement/prospectus for L&F’s shareholders to be filed with the U.S. Securities and Exchange Commission. L&F urges investors, shareholders and other interested persons to read, when available, the preliminary proxy statement/prospectus, as well as other documented filed with the U.S. Securities and Exchange Commission because these documents will contain important information about L&F, ZeroFox and IDX and the proposed Business Combination.The definitive proxy statement/prospectus will be mailed to shareholders of L&F as of a record date to be established for voting on the proposed Business Combination. Shareholders may obtain copies of the proxy statement/prospectus, when available, without charge, at the U.S. Securities and Exchange Commission’s website at www.sec.gov or by directing a request to: L&F Acquisition Corp., 150 North Riverside Plaza, Suite 5200, Chicago, Illinois 60606.Participants in the Solicitation L&F, ZeroFox, IDX, JAR Sponsor, LLC and their respective directors, officers and other members of their management and employees may be deemed participants in the solicitation of proxies from L&F’s shareholders with respect to the proposed Business Combination.Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the directors and officers of L&F, ZeroFox and IDX in the proxy statement/prospectus relating to the proposed Business Combination when it is filed with the U.S. Securities and Exchange Commission. These documents may be obtained free of charge from the sources indicated above.

 Disclaimer and Risk Factors (Cont.)  4  Risk Factors Relating to Owning the Company’s Stock• Following the closing of the Business Combination, an active trading market for the Company’s common stock may not be available on a consistent basis to provide shareholders with adequate liquidity. The share price may be extremely volatile, and shareholders could lose a significant part of their investment.• Sales of a substantial number of shares of the Company’s common stock in the public market by existing shareholders could cause the Company’s share price to decline.• After the closing of the business combination, a significant number of the Company’s common shares will be subject to issuance upon exercise of outstanding warrants, which may result in dilution to the Company’s shareholders.• The Company’s shares may fail to meet the continued listing standards of the New York Stock Exchange (“NYSE”), and additional shares may not be approved for listing on NYSE, following the closing of the Business Combination.• Because ZeroFox and IDX have no current plans to pay cash dividends for the foreseeable future, you may not receive any return on investment unless you sell your shares for a price greater than that which you paid for them.• If, following the Business Combination, securities or industry analysts do not publish or cease publishing reports about the Company, its business, or its market, or if they change their recommendations regarding the Company’s securities adversely, the price and trading volume of the Company’s securities could decline.Risk Factors Relating to the Business Combination• The benefits of the proposed Business Combination may not be realized to the extent currently anticipated by L&F, ZeroFox and IDX, or at all. The ability to recognize any such benefits may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees. • The costs related to the Business Combination could be significantly higher than currently anticipated. • The consummation of the Business Combination is expected to be subject to a number of conditions and, if those conditions are not satisfied or waived, any definitive agreement relating to the Business Combination may be terminated in accordance with its terms and the Business Combination may not be completed. • L&F directors and officers may have interests in the Business Combination different from the interests of L&F, ZeroFox, IDX or their respective stockholders. • The Business Combination will result in changes to the board of directors of ZeroFox and IDX that may affect the strategy of the combined company. • Because the Company will become a publicly traded company by virtue of mergers in connection with the Business Combination as opposed to an underwritten initial public offering, there are no underwriters involved in the process, which could result in less diligence being conducted on the Company than in an initial public offering.• The ability of L&F’s shareholders to exercise redemption rights with respect to a large number of outstanding L&F Class A ordinary shares could increase the probability that the Business Combination would not occur.

Overview of L&F Acquisition Corp. (L&F)

- Unparalleled team with deep sector experience as operators and investors across public and private markets
- Exclusively focused on Governance, Risk, Compliance, and Legal sectors and dedicated to three core themes:
  - Analog to digital transformation
  - Proliferation of data across various mediums and “surfaces”
  - Increasingly burdensome regulatory environments and compliance regimes
- Significant execution capabilities of proven SPAC sponsor and global investment firm, Victory Park Capital

Management



Jeff Hammes
Chairman and Co-Sponsor
Former Head of Kirkland & Ellis LLP



Adam Gerchen
Chief Executive Officer and Co-Sponsor
Former President of Burford Capital



Richard Levy
Director and Co-Sponsor
CEO & Founder of Victory Park Capital

Board of Directors



Al Goldstein
Director
Founder and Executive Chairman of Avant



Sen. Joseph Lieberman
Director
Former U.S. Senator and Chairman of Committee on Homeland Security & Governmental Affairs

5

Transaction Overview

Transaction Summary

- Implied TEV of ~$1.3 billion or 6.7x FY2023E Revenue of $195 million (FY ends Jan 31), representing a **significant discount to public comps**
- **ZeroFox equity holders to roll 100%**; Founder/CEO maintains significant stake
- **$170 million PIPE** consisting of common equity and convertible notes [1] to fund acquisitions, repayment of debt, and for growth capital
- Of the $170 million PIPE, **$20 million common equity PIPE** at $10.00 per share
- 30% of L&F **founder shares subject to price-based earn out**
  - Vesting in 3 tranches at $12.50 / $15.00 / $17.50 price triggers
- **$270 million cash to balance sheet** for continued growth of combined company

Pro Forma Valuation

($Millions)

Illustrative Share Price	$10.00
Pro Forma Shares Outstanding (M) [4]	139.1
Equity Value	**$1,391**
Pro Forma Net Debt [3]	(82)
Enterprise Value	**$1,308**
TEV / FY2023E Revenue ($195M)	**6.7x**

Sources & Uses [2]

($Millions)

Sources		Uses	
Equity Rollover	$1,155	ZeroFox & IDX Equity Rollover	$1,155
Trust Account Proceeds [6]	175	Fees & Acquisition Consideration to IDX	50
Convertible Notes	150	Cash to Balance Sheet [6]	270
Common PIPE	20	Est. Transaction Expenses [7]	25
Total Sources	**$1,500**	**Total Uses**	**$1,500**

Pro Forma Ownership [4]

At Business Combination



3.1%
1.4%
12.4%
83.1%
Current ZeroFox & IDX Shareholders
Public Equity Shares
Sponsor Shares
Common PIPE

As-Converted [5]



2.8%
9.9%
11.3%
76.0%
Current ZeroFox & IDX Shareholders
Public Equity Shares
Common PIPE & Convert Holders
Sponsor Shares

1) 3-year $150 million Convertible Notes bearing a coupon rate of 7.00% (or 8.75% PIK) and conversion price of $11.50.
The Issuer may force conversion after 1 year if share price exceeds 150% of the conversion price ($17.25) or 2 years if the share price exceeds 130% of the conversion price ($14.95).
2) Net Trust Account Proceeds assumes no shareholder redemptions.
3) Net debt includes existing cash of $4 million and existing debt of $42 million as of October 31, 2021.
4) Assumes no redemptions and no issuance of Management Incentive Shares. Includes Founder Earn-Out Shares. Does not include approximately 8,625,000 public warrants and 7,588,430 private warrants exercisable at $11.50 per share issued and outstanding as of September 30, 2021.
5) Assumes Convertible Notes are converted at a conversion price of $11.50 per share. Includes convertible note and common equity PIPE investors.
6) Assumes none of LNFA's stockholders redeem their shares.
7) Estimated SPAC transaction expenses.

ZEROFOX

6

Senior Executive Team



James C. Foster
Founder, Chairman & CEO

OPTIV McAfee Together is power. VERISIGN

- Renowned thought leader on cyber security with 20+ years of experience and a dozen published books
- Previously founded Ciphent (acquired by Accuvant/Optiv), Foundstone (McAfee), & Guardent (Verisign)



Tim Bender
Chief Financial Officer

Motionsoft VOCUS

- Over 20 years of strategic, financial and operation planning experience with technology growth companies
- Previous IPO experience at Vocus / Cision



Tom Kelly
Chief Executive Officer, IDX

accelops cādence

- Experienced Silicon Valley technology leader who has held various C-Suite roles at various public and private companies



Kevin Reardon
Chief Operating Officer

McAfee Together is power. Symantec

- Operational executive with over 25 years of cyber security experience and multiple successful exits



Mike Price
Chief Technology Officer

McAfee Together is power. NASA

- Over 20 years of cyber security experience with a focus on enterprise vulnerability, risk, and application security systems



Scott O'Rourke
Chief Revenue Officer

Trustwave AT&T

- Over 15 years of industry experience in various enterprise sales positions

ZEROFOX 7

 8  Business Overview  1

Introduction to ZeroFox

Who We Are	**The champion in "external" cyber security**
What We Do	**Protect the new public attack surface outside the firewall by identifying and responding to breaches** *Brand, Identity, Data, Privacy, & Domain Protection* · *Dark Web Intelligence* · *Threat Hunting* · *Threat Intelligence* · *Vulnerability Detection* · *Attack Surface Discovery* · *Adversary Disruption*
How We Do It	**Exclusively focused on external digital assets beyond the firewall with an AI platform that analyzes threat intelligence and protects customers from attacks**
Who We Do It For	3M, BNY Mellon, Kaiser Permanente, Snap Inc., Uber, United, Caesars Entertainment, Costco Wholesale, MLB, Mayo Clinic, Moody's, Nike, NASA

By the Numbers

$195M FY23E Projected Revenue	**30%** FY22E – FY26E Revenue CAGR
90% FY23E Recurring Revenue	**105%+** FY23E Net Retention[(1)]
1,700+ Customers	**40M+** Protected Assets
20 AI Patents	**10K+** Data Sources

External threat protection and response capabilities are both **absolutely critical** to protect enterprises against the entire lifecycle of external cyber attacks

Note: Recurring revenue and net retention are non-GAAP and represent fiscal year end January 31.
1) Excludes IDX.

ZEROFOX 9

   IDX Customers Rarely Have External Threat Protection Capabilities+ZeroFox Customers Rarely HaveBreach Response Capabilities= Capturing The Entire Lifecycle Of The External Cybersecurity Market  Why ZeroFox + IDX?  10

Compelling Value Proposition For Customers

Owning the "external" ecosystem delivers a powerful and continuously expanding value proposition



ZEROFOX
Digital Risk & Privacy Protection
Artificial Intelligence
Prediction & Threat Intelligence
Pre-Breach
384,000 Breach Alerts in Last 24 Months
Protection & Detection
Full Breach Cycle
Response
Notification
IDX
Data Breach Response
Post-Breach
1000 Customers Received Breach Response Services in 2020
Adversary Disruption
Regulatory Compliance

~$195M Projected Revenue *(FY2023E)*(1)

1,700+ *Customers*

650+ *Employees*(2)

1st Platform to Combine Continuous Protection & Continuous Response Capabilities

ZEROFOX

1) Refer to Pro Forma Financial Overview (Page 30).
2) Includes full time employees and contractors.

11

     Long-term market dominance achieved by category leaders   12    Network    Cloud      Email  External Cyber Security        Value  ZeroFox is The Next Category Champion In External Cyber Security        Disrupters Have Emerged in Distinct Categories  Customers Reward Security Category Champions  “ZeroFox is the best for those that want actionable intelligence and rapid remediation”        Internal  Edge  External  Identity    Endpoint

Age of Digital Transformation Is Accelerating...

Cloud & Mobile Everything

- 500M+ digital apps and services by 2023
- The public attack surface encompasses lattice of cloud environments

E-Commerce Everywhere

- Digital identities and brands are the key pillars to transact commerce going forward
- 2020 E-commerce fraud over $12B

Enterprise Crown Jewels

- ✓ **$6.8T Spent on Digital Transformation by 2023**
- ✓ **New levels of productivity making cyber security the central challenge**

Social Media

- Your social brand, engagement strategy, and revenue channels are now critical
- More than 100M active businesses on social media

Digital Currency

- Data is the new digital currency
- Cryptocurrency money supply now tops $2 trillion in gross market value

Remote Work

- Data breach costs expected to increase $137K due to shift in remote work
- Threat targets are transitioning from corporate data centers to remote users/devices

Sources: "The Impact Digital Supremacy will Have on Enterprise Transformation and the IT Industry" by Businesswire; "E-commerce Fraud Presents A $12 Billion Problem" by pymnts.com; "Worldwide Semiannual Digital Spending Guide "by IDC; "Cost of a Data Breach Report 2020" by IBM Security; "Social Media Marketing Statistics and Trends to Know in 2020" by Review24.

ZEROFOX 13

...Creating Expanded Public Attack Surfaces...


"Cybersecurity should no longer be viewed as an expense, but a function of conducting business"
June 2021
Tom Kellermann, Head of Cybersecurity Strategy at VMware and Secret Service Cyber Investigation Advisory Board Member
"Uber paid hackers $100,000 after they stole data on 57 million users"
November 2017
CNN
Digital Adoption
~2B digital platform users
~3B digital platform users
~4B digital platform users
~823M Records
~8B Records Exposed
~37B Records
Exposed
all-time high
2015
2017
2020
Digital Platforms
Number of Records Exposed from Data Breaches

43%
Of enterprise breaches are now cloud-based web applications

280
Days is the average time to detect and contain a breach

$2M
In costs saved from companies that implement proactive protection

$4M
Global average cost of a data breach in 2020

$10T
Projected cybercrime cost to the world by 2025

Source: Risk Based Security "Year-End 2020 Data Breach Report"; Security Today "Ten Crucial Privacy Statistics That May Surprise You"; FinTechNews "The 2020 Cyber security stats you need to know"; IBM and Ponemon "Cost of a Data Breach Report 2020"; Backlinko "Social Network Usage & Growth Statistics"

ZEROFOX 14

…Protected by ZeroFox's Industry Leading AI

Surface Web — 3%-4%

Deep Web — 94%-95%

Dark Web — 1%-2%

***An AI solution is essential** to effectively analyze the 40 trillion GB of data on the internet*

Transparent AI

Computer Vision

Deep Learning

Natural Language Processing

Machine Learning

Powered by 20 AI Patents

Other security companies aim to stop malicious payloads

ZeroFox attacks the problem at its source: the external digital platforms being used to transmit malicious payloads

ZEROFOX

15

Significant Tailwinds in a Large and Growing Market


~$15B1
Vulnerability & Attack Surface Management
~$15B2
Breach & Detection Response
~$51B
Total Addressable Market
~$7B3
Threat Intelligence & SOAR
~$14B4
Digital Risk Protection & MSS

"Regardless of enterprise size, every organization has a brand and customers to protect.
Seek out superior brand threat intelligence vendors with a managed service and organic takedown service"

FORRESTER®

"By 2025, the target audience for digital risk protection services (DRPS) will increase to 10%, up from 1% today"

Gartner®

Note: TAM based on 2025 Estimates of each segment.

1) Vulnerability & Attack Surface Management "by Markets and Markets (May 2020).
2) "ID Protection / Privacy" by Research and Markets (October 2020).
3) "Cyber Threat Intelligence "by Verified Market research (August 2020) & SOAR Market" by Adroit Market Research (July 2020).
4) "DRP Market "by Futuremarketinsight (September 2020) & "MSS Market Share" by Gartner (December 2020).

ZEROFOX
16

Full-Featured, Battle-Tested Platform

Unique "outside the firewall" approach addresses external threats


Protect
Predict
Detect
Respond
Disrupt
Continuous Protection
Continuous Response

Digital Risk & Privacy Protection	Dark Web Protection Account / Location Protection	Brand / Identity / Domain Protection
Threat Intelligence	Threat Hunting Full Spectrum Threat Intelligence	On-Demand Investigation & Emergency Support
Attack & Compromise Detection	Vulnerability Detection Attack Surface Discovery	Breach Detection
Breach Response Services	Policy Management Data Leakage	Notification & Compliance Services
Adversary Disruption	In-Line Protection Universal Takedown	Disruption-as-a-Service

ZEROFOX
17

                   Integrated Provider of World-Class Security Technologies  18  IT Service Management  Vulnerability & Risk Management  Email Security  Network & Cloud Security  Authentication & ID Protection  Security Event Management & Orchestration / Response  Analytics & Threat Intelligence  Incident Detection & Response  Endpoint    ZeroFoxApp Library500+

 Blue Chip Customer Base  Protecting assets… protecting brands… protecting stakeholders… protecting reputations  The world’s most important companies trust ZeroFox to mitigate the risks of the external cyber security environment  19  Financial Services  Media & Entertainment  Technology  Retail & Consumer  Public Sector  Services  Manufacturing & Construction  Healthcare & Education    By the Numbers  130+$100K+ Revenue Customers  105%+FY2023ENet Retention(1)  40M+ProtectedAssets  128Of The Global 2000  7Of The Fortune 10  50%$100K+ Revenue Customers Growth(3-Yr CAGR)  Excludes IDX.

   Largest Security, Privacy, and Protection Contract in History  U.S. Awards Identity-Protection Contract Following OPM BreachIDX lands contract to monitor risks for people whose data were stolen    Millions of federal employees being protected todayon a cyber- battle-tested platform    Program funded through 2027 with best-in-class CPARs(government report card)    Best-in-class win-rate on federal breach contracts over last 3 years and serving over 30 federal and 60 state/local agencies  20            2015  2018  2021  2024  2027  Won $133M Initial Contract  Won $460M Extension  New Combined Protection Capabilities  NextRenewal  ProgramFunded Through    Generates $83M in revenue per year

Customer Case Studies



Top Global Bank

Problem:

- Ongoing threats of impersonations, spoofing, and persistent external attacks

Solution:

- 24x7 threat analysis, escalation, and disruption across the broadest set of internet data sources

Result for ZeroFox:



$300K
$500K
$1M+
$2M+
FY2014
FY2016
FY2018
FY2021
Revenue



Leading Automotive Manufacturer

Problem:

- 3.4M cases of compromised customer data, followed by lawsuit alleges inadequate protection of customer data

Solution:

- Provided response services and individual protection

Result for IDX:

$1M
Contract Award



Mission Critical Organization

Problem:

- Need for comprehensive protection & response from potential bad actors

Solution:

- IDX: Individual protection
- ZeroFox: Protection suite of executive, location, and branch protection

Result for ZeroFox & IDX:

50X+
Upsell Value

Over 60% of deals through traditional cyber security VARs

ZEROFOX
21

 Financials  2    22

 Source: Company pro forma model and projections; figures represent FY ended January 31.Refer to Pro Forma Financial Overview (Page 30).Refer to Free Cash Flow Reconciliation (Page 32).Excludes IDX.  Pro Forma Financial Overview  Revenue and Gross Margin(1)  Free Cash Flow(2)  23    105%+ Net Retention (FY23E)(3)   6x+ LTV/CAC (FY23E)   90% Recurring Revenue   130+ Customers > $100K  Key Stats    Pro Forma Revenue    Pro Forma Gross Margin (Ex. OPM)  Pro Forma Gross Margin     30%+ ARR CAGR

 Margin Growth Result of Revenue Mix Shift  ($Millions)  FY2022E                $83  $83  $17  $35  $50  $310  FY2026E  OPM: ~17% Gross Margin  Response: ~53% Gross Margin  Protection: ~70% Gross Margin  OPM: ~18% Gross Margin  Response: ~54% Gross Margin  Protection: ~74% Gross Margin  Blended Gross Margin: 60%  $150 (Revenue)  $428 (Revenue)  Blended Gross Margin: 39%  24  Note: Figures represent FY ends January 31.

                 Inorganic Growth Strategy  Acquire high value software companies to extend customer value proposition  Dozens of acquisition targets identified  Acquisitions will target rapidly growing product categories, markets, and technologies  Prioritized areas for initial expansion  x  Cyber Response  Threat Intelligence  Security Analytics    Attack Surface    Digital Risk Protection    Security Orchestration  Strategic Growth Drivers  Management team has proven M&A playbookwith dozens of acquisitions completed  25  Significant opportunities to extend scale, value, and technology differentiation through acquisitions

Investment Opportunity

1	Global ~$51B Total Addressable Market	Global leader in new $51B external cyber protection and response category at nexus of digital security and privacy
2	High Quality Customer Base	Blue-chip customer relationships across multiple markets including financial services, healthcare, technology, and the public sector
3	AI-based Platform	Patented AI-enabled platform driving industry leading intelligent digital security, protection, and response
4	Efficient Customer Acquisition	Strong customer acquisition costs and platform LTV/CAC ratios drive efficient growth
5	Unique & Compelling Business	$195M FY2023E[(1)] revenue with strong growth, increasing gross margins, and reduced customer acquisition costs
6	Land & Expand Strategy	Significant captive and proven cross-sell opportunity
7	World Class Management Team	Seasoned management team with over 2 decades of cyber security experience

ZEROFOX

1) Refer to Pro Forma Financial Overview (Page 30).

26

Appendix  3    27

     Source: S&P Capital IQ and company filings as of December 10, 2021.ZeroFox CY metrics approximated using fiscal year end Jan 31.Shown pro forma for the acquisition of Townsend Street Labs.Shown pro forma for the acquisition of Arx.Shown pro forma for the acquisition of IntSights.Shown pro forma for the acquisition of Accurics.  Selected Public Companies – Valuation Metrics  28  (5)  (3)  (4)  2022E & 2023E Revenue Growth  Median (2022E): 19%Median (2023E): 20%  (1)  2022E & 2023E EV/Revenue  (1)  (5)  (4)  Median (2022E): 11.5xMedian (2023E): 9.5x  (2)  (3)  (2)

   TEV     $1,308  $46,924  $37,320  $22,720  $7,490  $5,027  $4,160  $2,153  Recurring % of Rev  98%  90%  94%  96%  73%  92%  95%  87%  94%  CY2023E Revenue(1)  $170  $253  $2,644  $2,348  $2,061  $791  $760  $585  $389  CY2023E Revenue Growth(1)  52%  30%  33%  34%  11%  21%  19%  20%  17%  CY2023E Gross Margin(1)  66%  50%  78%  78%  49%  74%  82%  77%  79%  Selected Public Comparables – Operating KPIs  29  Gross Margin of ~36% in 2017  Source: Capital IQ as of December 10, 2021, Company Filings. ZeroFox CY metrics approximated using fiscal year end Jan 31.Refer to Pro Forma Financial Overview (Page 30) for ZeroFox metrics.  (Excl. OPM)

 Note: ZeroFox fiscal year end January 31.Including IDX, excluding OPM.Refer to Free Cash Flow Reconciliation (Page 32).  Pro Forma Financial Overview  30  (1)  (1)  (2)

 Historical Financial Overview  31  Note: ZeroFox fiscal year end January 31.Including IDX, excluding OPM. FY2018/2019 included non-recurring implementation charges. Refer to Free Cash Flow Reconciliation (Page 32).  (1)  (1)  (2)  (3)

 Free Cash Flow Reconciliation  32  Note: ZeroFox fiscal year end January 31.Including IDX, excluding OPM. Includes capitalized software expense.Assumes all outstanding debt obligations are repaid as part of transaction.Assumes the convertible note is settled as equity in 2025.Assumes use of NOL carryforward to offset future taxable income.  (1)  (2)  (5)  (4)  (3)